                                                                     Exhibit 14

                               POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MARK MATTHES and JIM COPPEDGE as his or her true and lawful attorneys-in-fact and agent, to sign any and all amendments to the Registration Statement listed below, for which WESTERN NATIONAL LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

REGISTRANT (PRODUCT)                               FILE NOS.
--------------------                               ---------------------
A.G. Separate Account A (Elite Plus Bonus)         033-86464 / 811-08862
A.G. Separate Account A (One Multi Manager)        333-70801 / 811-08862

/s/  BRUCE R. ABRAMS    Director, President and Chief  April 2, 2012
-----------------------   Executive Officer
Bruce R. Abrams

/s/  MICHAEL J. AKERS   Director, Executive Vice       April 2, 2012
-----------------------   President
Michael J. Akers

/s/  STEPHEN L. BLAKE   Director                       April 2, 2012
-----------------------
Stephen L. Blake

/s/  JIM COPPEDGE       Director, Senior Vice          April 2, 2012
-----------------------   President Secretary and
Jim Coppedge              General Counsel

/s/  N. SCOTT GILLIS    Director, Senior Vice          April 2, 2012
-----------------------   President and Chief
N. Scott Gillis           Financial Officer

/s/  ROGER E. HAHN      Director, Investment Officer   April 2, 2012
-----------------------
Roger E. Hahn

/s/  SHARLA A. JACKSON  Director and Executive Vice    April 2, 2012
-----------------------   President -- Operations
Sharla A. Jackson

/s/  DEAN E. MILLER     Director                       April 2, 2012
-----------------------
Dean E. Miller